EXHIBIT 11

                      TRANSACTIONS IN SHARES OF THE COMPANY

               The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the filing of Amendment No. 4 to the Schedule 13D, whichever is less. All such transactions involved purchases of Shares and all transactions were effected on The New York Stock Exchange.

Reporting Person
With Direct
Beneficial                                                                                                      Price Per Share
Ownership                       Date of Transaction          Number of Shares        Type of Transaction     (Excluding Commission)
---------                       -------------------          ----------------        -------------------     ----------------------
AeroEquity                           01/26/99                     2,500                   Purchase                $11.19

AeroEquity                           01/26/99                     7,500                   Purchase                $11.13

AeroEquity                           01/26/99                    10,000                   Purchase                $10.88

AeroEquity                           01/27/99                     5,000                   Purchase                $11.38

AeroEquity                           01/27/99                     7,000                   Purchase                $11.44

AeroEquity                           01/27/99                    10,000                   Purchase                $11.38

AeroEquity                           01/27/99                    15,500                   Purchase                $11.50

AeroEquity                           01/27/99                    21,500                   Purchase                $11.38

AeroEquity                           01/27/99                     2,500                   Purchase                $11.25

AeroEquity                           01/27/99                     5,000                   Purchase                $11.13

AeroEquity                           01/29/99                       200                   Purchase                $11.75

AeroEquity                           02/11/99                     5,000                   Purchase                $10.88

AeroEquity                           02/12/99                    16,500                   Purchase                $10.94

AeroEquity                           02/12/99                     8,500                   Purchase                $10.88
